Exhibit 10.1

NAUGATUCK VALLEY FINANCIAL CORPORATION

AND

NAUGATUCK VALLEY SAVINGS & LOAN

DEFERRED COMPENSATION PLAN FOR DIRECTORS

1.           Purpose of the Plan.
The purpose of this Deferred Compensation Plan for Directors (the “Plan”) is to establish a plan under which a member of the Board of Directors (the “Board”) of Naugatuck Valley Savings & Loan and Naugatuck Valley Financial Corp., or its successor, collectively referred to as (the “Company”) who is not an employee of the Company may defer the payment of all or a specified part of the fees payable to such Director for services as a member of the Board and may receive in the future certain specified compensation for services as a director of the Company.  For purposes of this Plan, the term “Director” means any member of the Board who is not an employee of the Company.
2.           Election to Defer.
(a)           A Director may elect, on or before December 31 of any year, to defer payment of all or a specified part of all fees payable to such Director for services as a member of the Board during the calendar year following such election and during succeeding calendar years inclusive of the amounts specified in Section 5 hereof.  A Director may also change an election to defer fees payable to such Director, provided such change is made prior to the calendar year with respect to which the deferred fees are to be paid.  Consequently, any election by a Director shall be irrevocable as of the close of business on December 31st as to fees which will be payable for the immediately following year.

(b)           A director may elect to delay the payment of a deferred amount from the date to which such payment has been deferred to a new payment date or dates, provided that (A) such election to delay is made more than twelve (12) months before the date the payment is scheduled to be paid, and (B) any new payment date is (1) at least twelve (12) months after the election to delay is made, and (2) at least five (5) years after the date such payment was (prior to such election to delay) to be paid.
(c)           A Director may also accelerate the payment of all or any part of fees deferred under this Section 2 in the event of an unforeseeable emergency, within the meaning of Proposed U.S. Treasury Regulation Section 1.409A-3(g)(3), or any successor regulation thereto.  Any such election to accelerate payment shall specify the nature of the unforeseeable emergency with such specificity that the validity of such election may be determined.  A Director may not otherwise accelerate any payment under the Plan.
(d)           Any deferral election, and change of deferral election or any election to accelerate under this Section 2 shall be made by written notice given to the President of the Company, or any other employee of the Company whom the President designates in writing, and shall specify the amount which is deferred or accelerated.
(e)           Any compensation deferred under the Plan is, and shall be, fully vested when the services required to earn such compensation have been performed.
(f)           Except as explicitly provided in this Plan, the time for paying any amount due under this Plan may not be accelerated.

3.           Director’s Credits and Adjustments.

  (a)           All deferred fees which are payable in cash under this Plan shall be held as part of the general funds of the Company, but the amounts so deferred shall be credited by the Company as an item of its indebtedness to the Director electing such deferral or such Director’s beneficiary, as the case may be.  Commencing at the time an amount becomes payable under this Plan (without regard to any election to defer), on the first day of each quarter, there shall be added to such indebtedness, calculated on the basis of the balance of such indebtedness on the first day of the preceding quarter, interest at the 10-year Treasury Note rate on the last business day of such quarter.  Each Director shall be fully vested at all times in such interest.
(b)           In lieu of adding interest to the indebtedness of a Director as provided in Section 3(a) hereof to all or any portion of such indebtedness, a Director may elect to have all or a portion of the indebtedness to such Director treated as “phantom stock”, in which event the Director shall be deemed for purposes of this Plan to own the number of shares of “phantom stock” equal to the amount of indebtedness treated as “phantom stock” divided by the fair market value of a share of common stock of the Naugatuck Valley Financial Corp. (“NVFC”) on December 31 of the year in which the election is made; and in the event that there shall occur any stock dividend, stock split, stock consolidation, reorganization or similar transaction, the number of shares of “phantom stock” of such Director shall be adjusted accordingly; and in the event that a dividend is payable with respect to common stock of the NVFC, there shall be credited to the indebtedness to such Director an amount equal to all dividends which would have been payable with respect to such “phantom stock” if it were the same number of outstanding shares of common stock of the Company, and any such amount credited to the indebtedness to such Director shall be treated as additional “phantom stock” acquired on the date the dividend is paid by the NVFC to stockholders, as if a dividend reinvestment program was in effect with respect to the “phantom stock”.  Each Director shall be fully vested at all times in all such amounts.
(c)           On or before December 31 of any year, a Director may elect, effective as of January 1 of the following year, to change the allocation of the Company’s indebtedness to such Director, in whole or in part, (i) from the accrual of interest pursuant to Section 3(a) hereof to the treatment of indebtedness to such Director as “phantom stock” pursuant to Section 3(b) hereof, or (ii) from the treatment of indebtedness to such Director as “phantom stock” pursuant to Section 3(b) hereof to the accrual of interest pursuant to Section 3(a) hereof.  In the event that a director elects to make such a change, such conversion shall be effected on December 31 of the year in which such election is made, based upon the fair market value of the common stock of NVFC as of such December 31.
(d)           The fair market value of stock of NVFC shall be the closing price on an established securities market on the last trading day of the year in which such election is made, or if there is no such closing price, the last price at which a sale on an established securities market occurs during such year.
(e)           Any election or change of election under this Section 3 shall be made by written notice given to the President of the Company, or any other employee of the Company whom the President designates in writing.
4.           Payment of Deferred Amounts.
(a)           The aggregate amount of all deferred fees payable to a Director electing to defer compensation under this Plan, as adjusted pursuant to Section 3 of the Plan, shall be payable and distributable to such Director, in a lump sum, or in a series of installment payments, on such date or dates as the Director specifies in the written election or elections to defer contemplated by Section 2 of the Plan.
(b)           Notwithstanding the date specified in the election of a Director for the payment of deferred compensation, however, all compensation deferred under this Plan shall be payable in full (i) upon the occurrence of a Change of Control of the Company, or (ii) at such time as the Director dies or becomes Disabled.
(c)           Any payment due under this Plan to a Director or a former Director shall be made to such person if such person is then living, or if such person is not then living to the beneficiary designated in accordance with this Section 4(d) hereof.
(d)           Each Director may, at any time, designate one or more beneficiaries, including one or more contingent beneficiaries, to receive the amounts owed to such Director in the event of his death prior to all of such amounts being paid to him.  Such designation of beneficiary shall become effective when received by the President of the Company or any other employee of the Company to whom the President delegates such authority in writing.  In the event of the death of a Director who did not have a designation of a beneficiary in place at the time of his or her death, or after the death of each designated beneficiary, all remaining indebtedness owed as a result of the Director’s death, including interest computed to the date of payment, if any, shall be paid to the estate of the Director.  A Director may designate a trust as a beneficiary.
(e)           In the event that a Director has elected to treat the indebtedness owned by the Company to such Director as “phantom stock” in whole or in part as provided in Section 3(b)

hereof, an appropriate portion of the “phantom stock” deemed to be owned by such Director under Section 3(b) shall be treated as converted into cash, so that the amount to be distributed to such Director may be calculated.  For purposes of this subsection (e), if a Director has elected to have indebtedness owed by the Company to such Director treated under both Section 3(a) and Section 3(b), each distribution to a Director shall be deemed to be made from the amounts credited under each of those subsections in direct proportion to the relative fair market value of the amounts then credited thereunder.  For purposes of all calculations as to amount payable to a Director, “phantom stock” shall be valued and deemed converted to cash as of the last business day of the month immediately prior to the date on which the distribution is to be made (the “Valuation Date”), based on the fair market value of the common stock of NVFC as of such Valuation Date.
5.           Payment of Supplemental Amounts.  In addition to the amounts otherwise payable to a Director or a Director’s beneficiary under Section 2 or Section 3 hereof, each individual who is a Director on the Effective Date (a “Current Director”) shall receive on January 2, 2007 a payment of the Supplemental Amount set forth in Column I of Schedule A.  In addition each Director shall receive on January 2 of each year, commencing on January 2, 2007, a payment of $10,000 in connection with this agreement for as long as the Director continues to serve as a Director of the Company.  All such amounts specified in this section 5 shall be subject to deferral in accordance with Section 2 hereof.
6.           Payment of Disability Benefit.  Upon the Disability of a Current Director prior to such Director’s attaining age seventy (70) and prior to a Change of Control, provided such Director is a director at the time of such Director’s Disability, such Director shall also receive an amount equal to the Disability Benefit set forth in Column II of Schedule A hereto.  Such amount shall be paid within ninety (90) days following such Director’s Disability.
7.           Payment of Death Benefit.  Upon the death of a Current Director prior to such Director’s attaining age seventy (70) and prior to a Change of Control, provided such Director is a director at the time of such Director’s death, such Director’s beneficiary shall receive an amount equal to (a) the Initial Death Benefit set forth in Column II of Schedule A hereto, less (b) Ten Thousand Dollars ($10,000.00) multiplied by the number of years from the year 2007 until (and including) the Director’s death. (For example, if a Current Director died during 2012 the death benefit would be the amount set forth for such Director in Column II of Schedule A less Sixty Thousand Dollars ($60,000.00)).  Such amount shall be paid within ninety (90) days following such Director’s death, provided that payment of any amount of such death benefit which is to be funded with life insurance may be delayed until the proceeds of such life insurance has been received by the Company.
8.           Benefit Upon Cessation to Serve as a Director.  In the event that prior to a Change of Control a Current Director ceases to serve as a Director because of such Director’s (a) removal by the stockholders of the Company, or (b) failure to be reelected as a Director, and such removal or failure to be reelected does not follow the occurrence of an event which constitutes Cause, such Director shall receive a separation payment in an amount equal to (a) the amount set forth in Column II of Schedule A hereto, less (b) Ten Thousand Dollars ($10,000.00) multiplied by the number of years from the year 2007 until (and including) the year in which such Director ceases to serve as a Director.  Such amount shall be paid within ninety (90) days following such Director’s removal or failure to be reelected.

9.           Benefit Upon a Change of Control.  Upon a Change of Control, each Current Director who is a director at the time of the Change of Control shall receive an amount equal to two times the Disability and Initial Death Benefit set forth in Column II of Schedule A hereto.  Such amount shall be payable immediately upon such Change of Control.
10.           Definitions.
For purposes of this Plan, the terms “Effective Date,” “Cause”, “Disabled,” and “Change of Control” shall have the meanings set forth in this Section 9.
(a)           The term “Effective Date” shall mean the date the Plan is adopted by the Board as set forth below.
(b)           The term “Cause” with respect to a Director shall have meaning specified in 12 CFR §563.39, or any successor regulation, and shall mean the personal dishonesty, incompetence, willful misconduct, breach of a fiduciary duty involving personal profit, intentional failure to perform stated duties, or willful violation of any final cease and desist order, law, rule or regulation (other than traffic violations or similar offenses) of or by such Director.
(c)           A Director is “Disabled” or has a “Disability” if the Director is unable to serve as a director of the Company (i) by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) if determined to be totally disabled by the Social Security Administration.
(d)           A “Change of Control” shall mean the following:

(i)           change in the ownership of the Company so that any one person or more than one person acting as a group acquires ownership of stock of NVFC that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company; or
(ii)           a change in the effective control of the Company, when any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 35% or more of the total voting power of the stock of NVFC; or
(iii)           a majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election.
(e)           For purposes of this Section 9, persons will not be considered to be acting as a group solely because they purchase or own stock of NVFC at the same time, or as a result of the same public offering.  However, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or a similar business transaction, with the Company.
(f)           For purposes of this Section 9, the term “person” shall include any natural person or any entity.
(g)           The foregoing definition of “Change of Control” shall be interpreted consistent with Proposed U.S. Treasury Regulation 1.409A-3(g), or any successor regulation thereto.

11.           Nonassignability.
The Plan is designed to provide for payment of compensation solely to a Director and, in the event of the Director’s death, such Director’s beneficiary.  No rights to receive payments of the indebtedness owed hereunder shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by voluntary action or operation of law.  No such benefit prior to the receipt thereof pursuant to the provisions to this Plan shall be in any manner subject to the debts, contracts, liabilities, engagements or torts of any Director or his beneficiary.
12.           Amendment, Modification and Termination.
The Board at any time may terminate or in any respect amend or modify the Plan; provided, however, that no such termination, amendment or modification shall reduce the rights of Directors prior to such termination, amendment or modification, or the amounts credited to any Director or former Director without such Director’s consent.
13.           Miscellaneous.
(a)           The Plan shall be administered by the Board, and the decision of the Board with respect to any questions arising as to the interpretation of this Plan shall be final, conclusive and binding; provided, however, that no Director shall participate in any exercise of discretion or authority under this Plan with respect to the determination of or payment of amounts credited hereunder to or for such Director.

(b)           This Plan shall be governed by the laws of the State of Connecticut, to the extent not preempted by federal law.
(c)           This Plan constitutes a mere promise by the Company to make benefit payments in the future.  No promise hereunder shall be secured by any specific assets of the Company, nor shall any assets of the Company be designated as attributable or allocated to the satisfaction of such promises.  Directors and beneficiaries shall have no rights under the Plan other than as unsecured general creditors of the Company.  Any and all amounts payable under this Plan shall be paid from the general assets of the Company, it being intended that this Plan be unfunded for federal income tax purposes.
IN WITNESS WHEREOF, the Company, acting by the undersigned officer duly authorized, hereby executes this Deferred Compensation Plan for Directors, effective as of December 27, 2006.
NAUGATUCK VALLEY FINANCIAL CORPORATION

By:	/s/ John C. Roman
Its: President and CEO

NAUGATUCK VALLEY SAVINGS & LOAN

By:	/s/ John C. Roman
Its: President and CEO

Schedule A
To
Deferred Compensation Plan

	Column I Supplemental Amount	Column II Disability, Initial Death Benefit, or Failure to Serve Amount

Carlos S. Batista	$10,000	$150,000
Richard M. Famiglietti	$30,000	$150,000
Ronald D. Lengyel	$120,000	$150,000
James A. Mengacci	$20,000	$250,000
Michael S. Plude	-0-	$150,000
Camilo P. Vieria	$70,000	$150,000

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